EXHIBIT 3.55
FILED
SEP 9 1986
9 AM
CERTIFICATE OF INCORPORATION
OF
AMISUB (BYRD HOSPITAL), INC.
The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title B of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
FIRST: The name of the corporation (hereinafter called the “corporation”) is
AMISUB (BYRD HOSPITAL), INC.
SECOND: The address, including street, number, city; and county, the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.
THIRD: The purpose of the corporation is to engage in any law act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.
FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

J. A. Kent	229 South State Street, Dover, Delaware 19901
SIXTH: The corporation is to have perpetual existence.
SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution Dr of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
1. The management of the business and the conduct of the affairs of the corporation shall be vest& in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.
2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 190 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.
3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be mended and supplemented.

TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ELEVENTH: From time to time any of the provisions of this certiriTZa incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
Signed on September 9, 1986.
/s/J. A. Kent
J. A. Kent
Incorporator

FILED
DEC 19 1986
10 AM
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
AMISUB (Byrd Hospital), Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent
The Board of Directors of AMISUB (Byrd Hospital), Inc. adopted the following resolution on the 1st day of November, 1986.
Resolved, that the registered office of AMISUB (Byrd Hospital), Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
IN WITNESS WHEREOF, AMISUB (Byrd Hospital), Inc. has caused this statement to be signed by Charles E. Baxter, its Vice President and attested by Dennis C. Dunn, its Assistant Secretary this 8th day of December, 1986.
By /s/Charles E. Baxter
Vice President
ATTEST:
By /s/Dennis C. Dunn
Assistant Secretary

FILED
JAN 7 1987
9 AM
CERTIFICATE OP AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMISUB (BYRD HOSPITAL). INC.
AMISUB (Byrd Hospital). Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. does hereby certify:
FIRST: That the Board of Directors of said corporation at a meeting duly held. adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable that the First Article of the Certificate of Incorporation of AMISUB (Byrd Hospital), Inc. be amended to read in its entirety as follows:
FIRST. The name of the corporation (hereinafter called the ‘corporation’) is NATIONAL HEALTHCARE OP LEESVILLE, INC.
SECOND: That thereafter, pursuant to a resolution of its Board of Directors, all of the holders of the issued and outstanding shares of the capital stock of said corporation voted in favor of the amendment set forth above.
THIRD: That the said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said AMISUB (Byrd Hospital), Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and Secretary as-of the 10th day of November, 1986. The signature of the President and Secretary constitute the affirmation and acknowledgement of such persons, under penalties of perjury, that this instrument is the act and deed of the said corporation and that the facts stated herein are true.
NATIONAL HEALTHCARE. INC.

By: /s/L. Stanton Tuttle
L. Stanton Tuttle,
President
ATTEST:
/s/Charles E. Baxter
Charles E. Baxter,
Secretary
[CORPORATE SEAL]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
09.00 an 11/01/1994
944209806 — 2101020
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF
NATIONAL HEALTHCARE OF LEESVILLE, INC.
The Board of Directors of:
NATIONAL HEALTHCARE OF LEESVILLE, INC.
a Corporation of the State of Delaware, on this 25th day of October, A.D. 1994, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.
NATIONAL HEALTHCARE OF LEESVILLE, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Sara Martin-Michels, Assistant Secretary this 25th day of October A.D. 1994.
/s/Sara Martin-Michels Authorized Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:34 PM 11/05/2003
FILED 07:24 PM 11/05/2003
SRV 030712478 — 2101020 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is NATIONAL HEALTHCARE OF LEESVILLE, INC.
2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.
3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on October 22, 2003.
/s/ Kimberly A. Wright
Asst. Sec. Kimberly A. Wright